                             OPPENHEIMER EUROPE FUND
                     Supplement dated August 3, 2001 to the
                       Prospectus dated December 27, 2000

The Prospectus is changed as follows:

1.       The Prospectus supplement dated June 14, 2001 is withdrawn.

2.    The section titled "Shareholder Fees" on page 6 is deleted and replaced with the following:

      Shareholder Fees (charges paid directly from your investment):

  -------------------------------- --------------- --------------- -------------- ---------------- ----------------
                                   Class A Shares  Class B Shares     Class C     Class N Shares   Class Y Shares
                                                                      Shares
                                   --------------- --------------- -------------- ----------------
  --------------------------------                                                                 ----------------
  Maximum Sales Charge (Load) on
  purchases                            5.75%            None           None            None             None
  (as % of offering price)
  -------------------------------- --------------- --------------- -------------- ----------------
                                   --------------- --------------- -------------- ---------------- ----------------
  Maximum Deferred Sales Charge
  (Load) (as % of the lower of
  the original offering price or       None1            5%2             1%3             1%4             None
  redemption proceeds)
  --------------------------------                                                                 ----------------
                                   --------------- --------------- -------------- ----------------
  Redemption Fee (as a
  percentage of total redemption       2.00%           2.00%           2.00%           2.00%            2.00%
  proceeds)5
  -------------------------------- --------------- --------------- -------------- ---------------- ----------------
   1. A contingent deferred sales charge may apply to redemptions of investments of $1 million or more ($500,000 for retirement plan accounts) of Class A shares. See "How to Buy Shares" for details.
   2. Applies to redemptions in first year after purchase. The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
   3. Applies to shares redeemed within 12 months of purchase.
   4. Applies to shares redeemed within 18 months of retirement plan's first purchase.
   5. Effective September 1, 2001, the redemption fee will apply to the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund) within 30 days of their purchase.  See "How to Sell Shares" for more information on when the redemption fee will apply.

3.    The paragraph caption "Class N Shares" under the heading "What Classes of Shares Does The Fund Offer?" on page 13 is revised by deleting the first three sentences of that section and replacing it with the following sentence:

         If you buy Class N shares (available only through certain retirement plans), you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.

4.   The first and second  sentences of the section captioned "Class A Contingent Deferred Sales Charge" on page 16 are deleted and replaced with the following:

         There is no initial sales charge on non-retirement plan purchases of Class A shares of any one or more of the Oppenheimer funds aggregating $1 million or more, or for certain purchases by particular types of retirement plans that were permitted to purchase such shares prior to March 1, 2001.  (After March 1, 2001, retirement plans are not permitted to make initial purchases of Class A shares subject to a contingent deferred sales charge.)  The Distributor pays dealers of record commissions in an amount equal to 1.0% of purchases of $1 million or more other than by those grandfathered retirement accounts.

5.  The following sentence in the section captioned "Class A Contingent Deferred Sales  Charge" on page 16 is deleted:

              That  concession  will not be paid on  purchases  of shares in  amounts of $1  million  or more  (including  any right of accumulation)  by a retirement  plan that pays for the purchase with the redemption  proceeds of Class C shares of one or more Oppenheimer funds held by the plan for more than one year.

6.    The following is added after "Can You Reduce Class A Sales Charges?" on page 17:

              Purchases  by Certain  Retirement  Plans.  There is no initial  sales charge on purchases of Class A shares of any one or more  Oppenheimer  funds by  retirement  plans that have $10 million or more in plan assets and that have  entered into a special  agreement with the Distributor,  and by retirement plans which are part of a retirement plan product or platform offered by certain banks,  broker-dealers,  financial  advisors,  insurance companies or recordkeepers which have entered into a special agreement with the Distributor.  There is no contingent  deferred sales charge upon the redemption of such shares.  The Distributor  currently pays dealers of record  concessions in an amount equal to 0.25% of the purchase price of Class A shares by those  retirement  plans from its own  resources at the time of sale.  That  concession  will not be paid on  purchases  of shares by a  retirement  plan made with the  redemption  proceeds of Class N shares of one or more
              Oppenheimer funds held by the plan for more than (18) months.

7.     The first paragraph in the heading "Who Can Buy Class N Shares?" on page 18 is  revised to read as follows:

              How Can You Buy Class N Shares?  Class N shares are offered  only through  retirement  plans  (including  IRAs and 403(b)
              plans) that purchase  $500,000 or more of Class N shares of one or more  Oppenheimer  funds or through  retirement  plans
              (not  including  IRAs and 403(b)  plans) that have assets of $500,000 or more or 100 or more eligible  participants.  See
              "Availability of Class N shares" in the Statement of Additional  Information for other circumstances where Class N shares are available for purchase.

8. The  following is added to the end of the last  paragraph  under  "Distribution  and Service  Plans for Class B, Class C and Class N
     Shares" on page 19:

         That  sales  concession  on the sale of Class N shares  will not be paid on (i)  purchases  of Class N shares  in  amounts  of
         $500,000 or more by a retirement  plan that pays for the  purchase  with the  redemption  proceeds of Class C shares of one or more  Oppenheimer  funds held by the plan for more than one year  (other  than  rollovers  from an  OppenheimerFunds-sponsored
         Pinnacle or Ascender  401(k) plan to any IRA invested in the Oppenheimer  funds),  (ii) purchases of Class N shares in amounts of $500,000 or more by a retirement  plan that pays for the purchase with the redemption  proceeds of Class A shares of one or more Oppenheimer  funds (other than rollovers from an  OppenheimerFunds-sponsored  Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer  funds),  and (iii) on purchases of Class N shares by an  OppenheimerFunds - sponsored Pinnacle or
         Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

9.        The third sentence under the caption "OppenheimerFunds Internet Web Site" on page 21 is replaced with the following:

         To perform account transactions or to obtain account information online after July 1, 2001, you must first obtain a user
         I.D. and password on that website.

10.      The following is added after the first paragraph under "How to Sell Shares" on page 22:

         Effective  September  1, 2001,  the Fund will assess a 2% fee on the  proceeds of Fund  shares  that are  redeemed  (either by selling or  exchanging  to another  Oppenheimer  fund) within 30 days of their  purchase.  The  redemption  fee is paid to the
         Fund, and is intended to offset the trading costs,  market impact and other costs  associated with short-term  money movements in and out of the Fund.  The redemption  fee will be imposed to the extent that Fund shares  redeemed  exceed Fund shares that have been held more than 30 days.  For shares of the Fund acquired by exchange,  the holding period prior to the exchange will not be considered in determining whether to apply the redemption fee.

         The redemption fee will not be imposed on shares: (1) held in certain omnibus accounts,  including  retirement plans qualified under  Sections  401(a)  or  401(k) of the  Internal  Revenue  Code,  Section  403(b)(7)  custodial  plan  accounts,  or plans administered  as college  savings  programs  under Section 529 of the Internal  Revenue  Code,  (2) redeemed  under  automatic withdrawal plans or pursuant to automatic  re-balancing in  OppenheimerFunds  Portfolio Builder accounts,  (3) redeemed due to death or disability of the shareholder,  or (4) redeemed from accounts for which the dealer,  broker or financial  institution of record has entered into an agreement with the Distributor for this purpose.

11.      The following is added as a final bullet point under "Are There Limitations on Exchanges?" on page 26:

         o  Effective September 1, 2001, the Fund will assess a 2% fee on the proceeds of Fund shares that are redeemed (either by selling or exchanging to another Oppenheimer fund) within 30 days of their purchase.  Further details are set forth following the first paragraph under "How to Sell Shares" on page 22.

August 3, 2001                                                                  261PS007